UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

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Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  March 29, 2016

SERVICEMASTER GLOBAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36507	20-8738320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

860 Ridge Lake Boulevard, Memphis, Tennessee	38120
(Address of principal executive offices)	(Zip Code)

(901) 597-1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 29, 2016, Terminix International USVI, LLC (“TMX USVI”) and The Terminix International Company Limited Partnership (“TMX LP”), each an indirect, wholly-owned subsidiary of ServiceMaster Global Holdings, Inc. (“ServiceMaster”), entered into a Plea Agreement (the “Plea Agreement”) in connection with the previously disclosed investigation initiated by the United States Department of Justice Environmental Crimes Section (the “DOJ”) into allegations that a local Terminix branch used methyl bromide as a fumigant at a resort in St. John, U.S. Virgin Islands.

Together with the Plea Agreement, the DOJ will charge TMX USVI and TMX LP with four misdemeanor violations of the Federal Insecticide, Fungicide, and Rodenticide Act related to improper applications of methyl bromide. Under the Plea Agreement, TMX USVI has agreed to pay a total of $5 million in fines to the United States. TMX LP has agreed to pay $3 million in fines and penalties to the United States and a $1 million community service payment to the National Fish and Wildlife Foundation for the purpose of engaging a third party to provide training to pesticide applicators in the U.S. Virgin Islands. TMX USVI has also agreed to pay $1 million to the United States Environmental Protection Agency (the “EPA”) for costs incurred by the EPA for the response and clean-up of the affected units at the resort in St. John. Both TMX USVI and TMX LP have agreed to a three-year probation period subject to conditions of probation.  As previously announced, ServiceMaster recorded a charge of $8 million in the fourth quarter of 2015 related to the investigation, and as a result of entering into the Plea Agreement, ServiceMaster will record an additional charge of $2 million in the first quarter of 2016.

The Plea Agreement is subject to the approval of the United States District Court of the Virgin Islands at a sentencing hearing and, if approved and upon compliance with the terms and conditions of the Plea Agreement, will resolve the federal criminal consequences associated with the investigation. The Plea Agreement does not bind any other federal, state or local authority, but the EPA has stated that it does not intend to initiate any administrative enforcement action or refer the matter to the DOJ for any civil enforcement action. We currently expect that the Plea Agreement will be considered by the United States District Court of the Virgin Islands at a sentencing hearing in the second or third quarter of 2016.

The Plea Agreement and the payments thereunder do not resolve any civil or administrative claims for damages or other relief related to the U.S. Virgin Islands matter. As part of the Plea Agreement, TMX USVI and TMX LP have agreed to make good faith efforts to resolve past and future medical expenses for the affected family through separate civil proceedings.

The foregoing description of the Plea Agreement and other related documents is qualified in its entirety by reference to the complete terms and conditions of such documents filed as Exhibits 10.1, 10.2, and 10.3 and incorporated herein by reference.

Information Regarding Forward-Looking Statements

This report contains forward-looking statements and cautionary statements, including statements regarding our intentions, beliefs, assumptions or current expectations concerning the timing and impact of the sentencing hearing by the United States District Court of the Virgin Islands and the provisions of the Plea Agreement relating to civil claims. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control, including the outcome of the sentencing hearing by the United States District Court of the Virgin Islands; lawsuits, enforcement actions and other claims by third parties or other federal, state or local governmental authorities; compliance with, or violation of, environmental, health and safety laws and regulations; and the risks and uncertainties discussed in the “Risk Factors” and “Information Regarding Forward-Looking Statements” sections in ServiceMaster’s Annual Report on Form 10-K for the year ended December 31, 2015. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes may differ materially from those made in or suggested by the forward-looking statements contained in this report.

All forward-looking statements made in this report are qualified by the above-referenced cautionary statements. These forward-looking statements are made only as of the date of this report, and ServiceMaster does not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, anticipated or otherwise, and changes in future operating results over time, or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description
10.1	Plea Agreement entered into on March 29, 2016 by The Terminix International Company Limited Partnership and Terminix International USVI, LLC.
10.2	Information, dated March 29, 2016, in the matter styled United States of America v. The Terminix International Company Limited Partnership and Terminix International USVI, LLC.
10.3	Letter from Cynthia Giles to Timothy K. Webster and Thomas L. Campbell, dated March 28, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICEMASTER GLOBAL HOLDINGS, INC.
(Registrant)

March 29, 2016	By:	/s/ Thomas L. Campbell
Thomas L. Campbell
Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit	Description
10.1	Plea Agreement entered into on March 29, 2016 by The Terminix International Company Limited Partnership and Terminix International USVI, LLC.
10.2	Information, dated March 29, 2016, in the matter styled United States of America v. The Terminix International Company Limited Partnership and Terminix International USVI, LLC.
10.3	Letter from Cynthia Giles to Timothy K. Webster and Thomas L. Campbell, dated March 28, 2016.